Exhibit 3.1



                         CERTIFICATE OF INCORPORATION

                                      OF

                       CITIGROUP VEHICLE SECURITIES INC.


     The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

     FIRST: The name of the corporation is Citigroup Vehicle Securities Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The Corporation exists only for the purposes specified in this Article THIRD and may not conduct any other business without the unanimous consent of its Board of Directors. The Corporation shall have the authority to engage in any other acts or activities and to exercise any power permitted to corporations under the General Corporation Law of the State of Delaware so long as the same are incidental to or connected with and are necessary, suitable or convenient to accomplish such purposes. The business and purposes to be conducted and promoted by the Corporation are limited to the following activities:

          A. To acquire as purchaser and/or by contribution to the capital of the Corporation or otherwise, own, hold, transfer, assign, sell, contribute to capital, pledge and otherwise deal with (i) promissory notes and similar such instruments, leases, loan agreements, retail installment sales contracts, installment loans, purchase money notes or other evidences of indebtedness or payment obligations, any or all of which may be secured or unsecured, that arise in connection with the sale or lease of automobiles, trucks, light-duty trucks, recreational vehicles or other motor vehicles, boats or other marine vehicles, equipment, merchandise and other personal property, financings or re-financings secured thereby, any and all other instruments evidencing interests in consumer loans and indebtedness and other related agreements, documents, books and records, (ii) related rights to payment, whether constituting cash, account, chattel paper, instrument, general intangible or otherwise, and any other related assets, property, collateral and rights, including without limitation security interests, (iii) related collection, deposit, custodial, trust and other accounts, lock boxes and post office boxes and any amounts and other items from time to time on deposit therein, (iv) real property and any improvements thereon and personal property acquired by foreclosure, deed-in-lieu thereof or otherwise in respect of, any of the foregoing, (v) certificates, notes, bonds or other securities, instruments and documents evidencing ownership interests in or obligations secured by all or any of the


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          foregoing and (vi) proceeds and other payments and distributions of any kind of, on or in respect of, any of the foregoing;

          B. To authorize, issue, offer, transfer, sell and deliver, directly or indirectly, through statutory trusts, common law trusts or other entities established solely for such purpose or otherwise, certificates, notes, bonds and other securities, instruments and documents evidencing ownership interests in or obligations secured by all or any portion of the assets described in foregoing clause A ("Securities");

          C. To hold, and enjoy all of the rights and privileges as a holder of, any Securities;

          D. To negotiate, authorize, execute, deliver, assume the obligations under, and perform, any agreement or instrument or document relating to the activities set forth in clauses (A) through (C) above, including but not limited to any trust agreement, sale and servicing agreement, pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, purchase agreement, participation agreement, indemnification agreement, placement agreement or underwriting agreement; and

          E. Engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable to accomplish any of the foregoing.

     FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, and the par value of such shares shall be $0.01 per share.

     FIFTH: The name and mailing address of the sole incorporator is as follows:

            Name                         Mailing Address
            ----                         ---------------

     Jack M. Costello, Jr.               c/o Sidley Austin Brown & Wood LLP
                                         787 Seventh Avenue
                                         New York, NY 10019

     SIXTH: Election of directors need not be written by ballot unless the By-Laws of the Corporation shall so provide. The books of the Corporation may (subject to any statutory requirements) be kept at such place whether within or outside the State of Delaware as may be designated by the Board of Directors or in the By-Laws of the Corporation.

     SEVENTH: The affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the Corporation shall be from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. The Board of Directors shall initially consist of 5 members. The names and mailing addresses of the directors who are to


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serve as initial directors of the Corporation until the first annual meeting of stockholders or until their successors are duly chosen and qualified are:

          Name                         Mailing Address

          Jeffrey A. Perlowitz         c/o Citigroup Global Markets Inc.
                                       390 Greenwich Street
                                       New York, NY 10013


          Mark I. Tsesarsky            c/o Citigroup Global Markets Inc.
                                       390 Greenwich Street
                                       New York, NY 10013


          Richard A. Isenberg          c/o Citigroup Global Markets Inc.
                                       390 Greenwich Street
                                       New York, NY 10013


          Evelyn Echevarria            c/o Amacar Group
                                       6525 Morrison Boulevard, Suite 318
                                       Charlotte, North Carolina 28211


          Juliana C. Johnson           c/o Amacar Group
                                       6525 Morrison Boulevard, Suite 318
                                       Charlotte, North Carolina 28211

     EIGHTH: At all times the Board of Directors shall include at least two individuals who are Independent Directors. An Independent Director shall be an individual who is not at such time, and shall not have been at any time during the preceding five years, a director, officer, employee or affiliate of Citigroup Global Markets Inc. ("CGM") or any of its affiliates (provided that an Independent Director may be an Independent Director of one or more affiliates of CGM which are special purpose entities).

     NINTH: (a) The Corporation shall not incur any indebtedness, except such indebtedness that is incurred in the course of conducting its activities in accordance with Article THIRD.

            (b) The Corporation shall not dissolve or liquidate in whole or in part, or transfer its properties and assets substantially as an entirety to any other person other than in the course of conducting its activities in accordance with Article THIRD.

            (c) So long as any of the Securities remain outstanding and any of such Securities have been rated by a rating agency at the request of the Corporation or an affiliate of the Corporation, the Corporation shall not amend Article THIRD, Article TENTH or this Article NINTH without the consent of such rating agency.

            (d) The Corporation shall not have, form or cause to be formed, any subsidiaries.


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     TENTH: The Corporation shall:

            (a) Not enter into any contractual obligation with any affiliate of the Corporation, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with a person other than any such affiliate, or enter into any contractual obligations which are not in the ordinary course of the Corporation's business.

            (b) (i) Maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its affiliates and any other person, (ii) not permit any affiliate independent access to its bank accounts, (iii) unless otherwise required under the Internal Revenue Code of 1986, as amended, file its own tax returns and (iv) maintain its books, records, resolutions and agreements as official records.

            (c) Not commingle the funds and other assets of the Corporation with those of any affiliate or any other person.

            (d) Hold all of its assets in its own name.

            (e) Conduct its own business in its own name.

            (f) Do all things necessary to observe corporate formalities of the Corporation and to preserve its existence, and not amend, modify or otherwise change, this Certificate of Incorporation or any other organizational documents of the Corporation in a manner that would adversely affect the existence of the Corporation as a special purpose entity.

            (g) Pay the salaries of its own employees, if any, from its own funds and maintain a sufficient number of employees in light of its contemplated business operations.

            (h) Compensate each of its own consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred.

            (i) Not guarantee, become obligated for, or hold itself or its credit out to be responsible for, the debts and obligations of any other person or the decisions or actions respecting the daily business or affairs of any other person.

            (j) Fairly allocate annually the cost of any services (such as asset management, legal and accounting) that are provided to the Corporation by any direct or ultimate parent of the Corporation or any subsidiary or affiliate of such parent.

            (k) Not utilize the stationary, invoices or checks of any direct or ultimate parent of the Corporation or any subsidiary or affiliate of such parent.

            (l) At all times hold itself out to the public as, and be, a legal entity separate and distinct from any other person; and correct any known misunderstanding regarding the separate identity of the Corporation.

            (m) Not identify itself or any affiliate as a division or part of any other person.


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            (n) Not conduct its business so as to cause it not to have adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

            (o) Maintain its assets in such a manner that it will not be costly or difficult to ascertain, identify or segregate its individual assets from those of any other person.

     ELEVENTH: The unanimous affirmative vote of all of the Directors is required for the Corporation to:

            (a) Institute proceedings as a bankrupt or insolvent, or consent or acquiesce to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief as debtor under any applicable federal or state law relating to bankruptcy, or consent to the appointment or a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of this Corporation or any substantial part of its property, or make any assignment for the benefit of creditors, or, except as may be required by applicable law governing the fiduciary obligations of the Board of Directors, admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action.

            (b) Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Corporation or a substantial portion of its properties.

            (c) Make any assignment for the benefit of the creditors of the Corporation.

            (d) Take any action in furtherance of any of the foregoing.

     TWELFTH: To the extent permitted under applicable law, the Directors of Corporation are required to consider the interests of creditors of the Corporation in connection with all corporate actions.

     THIRTEENTH: In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to adopt, amend and repeal from time to time the By-Laws of the Corporation as and to the extent permitted therein.

     FOURTEENTH: Subject to the limitation in Article NINTH hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     FIFTEENTH: A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in


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the manner provided in the GCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

     SIXTEENTH: (a) No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTEENTH by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (b) If the GCL shall be amended after this Certificate of Incorporation is filed with the Secretary of State of Delaware to authorize corporate action further eliminating or limiting the liability of directors, then a director of the corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the GCL, as so amended.

     SEVENTEENTH: The Board of Directors, by the affirmative vote of a majority of 100% of the members of the Board, and irrespective of any personal interest of its members, shall have authority to provide reasonable compensation to all directors for services, ordinary or extraordinary, to the Corporation as directors, officers or otherwise.

     EIGHTEENTH: Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer (or its equivalent) of another enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the GCL as it may be in effect from time to time, except as to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the Board of Directors. No amendment or repeal of this Article EIGHTEENTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


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     IN WITNESS WHEREOF, I the undersigned, being the sole incorporator hereinbefore named, do hereby execute this Certificate of Incorporation this 9th day of April, 2003.

                                            CITIGROUP VEHICLE SECURITIES INC.


                                            By:   /s/ Jack M. Costello, Jr.
                                                 ----------------------------
                                                 Jack M. Costello, Jr.
                                                 Sole Incorporator


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